EXHIBIT 5.1


                                BRIGGS AND MORGAN
                            PROFESSIONAL ASSOCIATION
                                 2400 IDS CENTER
                              MINNEAPOLIS, MN 55402
                                 (612) 334-8400


                                  June 25, 1999


Telident, Inc.
Ten Second Street N.E. Suite 212
Minneapolis, MN 55413

      RE:         TELIDENT, INC.
                  REGISTRATION STATEMENT ON FORM S-8
                  1998 STOCK OPTION PLAN

Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 350,000 shares of Common Stock to be issued under the Telident, Inc. 1998 Stock Option Plan, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1998 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                        Very truly yours,

                                        BRIGGS AND MORGAN,
                                        Professional Association


                                        By: /s/ Brian D. Wenger
                                           -------------------------------------
                                                Brian D. Wenger